Exhibit 99.1

Apollo Group, Inc. News Release
APOLLO GROUP, INC. REPORTS FISCAL 2009 SECOND QUARTER RESULTS
▪	Second quarter net revenue increases 26% year-over-year

▪	Degreed Enrollment reaches 397,700 during the second quarter, a 20% increase year-over-year

▪	Second quarter New Degreed Enrollment increases 23% year-over-year
Phoenix, Arizona, March 31, 2009 — Apollo Group, Inc. (Nasdaq: APOL) (“Apollo Group,” “Apollo” or “the Company”) today reported financial results for the three and six months ended February 28, 2009.
Unaudited Second Quarter of Fiscal 2009 Results of Operations
Consolidated net revenue for the three months ended February 28, 2009, totaled $876.1 million, which represents a 26.3% increase over the second quarter of fiscal 2008. Contributing to the growth was a 20.4% year-over-year increase in University of Phoenix total Degreed Enrollment to 397,700. The Company reported net income for the three months ended February 28, 2009, of $125.3 million, or $0.77 per share (162.8 million weighted average diluted shares outstanding), compared to a net loss of $32.0 million, or $0.19 per share (168.0 million weighted average diluted shares outstanding) for the three months ended February 29, 2008. Included in the fiscal 2008 results is a pre-tax charge of $168.4 million which represented an accrual for estimated damages stemming from an adverse jury verdict in a securities class action lawsuit. This charge was reversed during the fourth quarter of fiscal 2008, when the trial court vacated the judgment. Before giving effect to the litigation charge, net income was $70.3 million or $0.41 per share (170.4 million weighted average diluted shares outstanding) in the second quarter of fiscal 2008. (See the reconciliation of GAAP financial information to non-GAAP financial information in the tables section of this press release.)
“We are pleased with the growth in revenue and enrollments in our second quarter and we believe we are continuing to benefit from investments we are making in key academic and operational areas,” said Chas Edelstein, Chief Executive Officer of Apollo Group. “University of Phoenix again contributed significantly to our results, driven by 20% Degreed Enrollment growth, bringing the total during the quarter to nearly 400,000 students. This growth would not be possible without the incredible commitment of our faculty and staff who work tirelessly to provide a high level of academic quality in the classroom and outstanding support to our students.”
Instructional costs and services increased by $45.6 million, or 13.9% to $373.3 million for the three months ended February 28, 2009, from $327.7 million in the three months ended February 29, 2008. As a percentage of net revenue, instructional costs and services declined 460 basis points to 42.6% versus 47.2% in the prior year quarter. The improvement was predominantly due to University of Phoenix continuing to leverage its fixed costs, such as certain employee wages, classroom space and depreciation expense. This was partially offset by greater expenses, as a percentage of net revenue, at Apollo Global and Insight Schools associated with their start-up and development and other infrastructure and support costs. University of Phoenix benefited from economies of scale associated with its 26.0% increase in net revenue due to certain costs being relatively fixed including certain wages, classroom space and depreciation. Additionally, University of Phoenix has grown its variable headcount at a slower rate than the increase in net revenue. The Company also benefited from savings due to lower negotiated contract costs in financial aid processing. These gains were offset somewhat by a 30 basis point increase, as a percentage of net revenue, in bad debt expense versus the second quarter of fiscal 2008. As compared to the first quarter of fiscal 2009, bad debt expense increased 50 basis points, as a percentage of net revenue. The increases are primarily due to the increased risk of collecting aged receivables and lower collection rates on those receivables given the current economic downturn.
Selling and promotional expenses increased by $24.0 million, or 11.9%, to $225.7 million for the three months ended February 28, 2009, from $201.7 million in the three months ended February 29, 2008. As a percentage of net revenue, selling and promotional expenses declined 330 basis points to 25.8%, from 29.1% in the prior year’s second quarter. This was mainly a result of improvement at University of Phoenix where enrollment counselor effectiveness continues to improve due, in part, to increased tenure of enrollment counselors. Additionally, investments in marketing resulted in more effective and efficient advertising at University of Phoenix. The Company continues to invest in marketing to build greater brand identity as well as to drive and support future enrollment growth.
General and administrative (“G&A”) expenses for the three months ended February 28, 2009, increased by $16.1 million, or 29.3%, to $71.1 million, from $55.0 million in the three months ended February 29, 2008. G&A, as a percentage of net revenue, increased to 8.1% in the second quarter of 2009, versus 7.9% in the comparable period a year ago. The 20 basis point increase is mainly attributable to expenses related to the Company’s self-reporting of a Title IV Satisfactory Academic Progress (SAP) compliance matter.
Financial and Operating Metrics
Below are Apollo Group’s unaudited financial data and operating metrics for fiscal 2009.

	Q1 2009	Q2 2009
Revenues (in thousands)
Degree Seeking Gross Revenues (1)	$944,356	$854,771
Less: Discounts and other	(42,870)	(38,949)

Degree Seeking Net Revenues (1)	901,486	815,822
Non-degree Seeking Revenues (2)	9,281	9,184
Other, net of discounts (3)	60,200	51,123

	$970,967	$876,129

Revenue by Degree Type (in thousands) (1)
Associates	$327,935	$302,278
Bachelors	401,633	361,195
Masters	197,800	174,080
Doctoral	16,988	17,218
Less: Discounts and other	(42,870)	(38,949)

	$901,486	$815,822

Degreed Enrollment (rounded to hundreds) (4)
Associates	161,800	170,500
Bachelors	146,800	150,200
Masters	69,800	70,500
Doctoral	6,500	6,500

	384,900	397,700

Degree Seeking Gross Revenues per Degreed Enrollment (1) (4)
Associates	$2,027	$1,773
Bachelors	2,736	2,405
Masters	2,834	2,469
Doctoral	2,614	2,649
All degrees (after discounts)	2,342	2,051
Associates and Bachelors	$2,364	$2,069

New Degreed Enrollments (rounded to hundreds) (5)
Associates	45,800	41,700
Bachelors	26,100	25,100
Masters	13,300	12,500
Doctoral	1,100	700

	86,300	80,000

(1)	Represents revenue from students enrolled in University of Phoenix degree programs and Western International University associate’s degree programs. Also includes revenue from students participating in University of Phoenix certificate programs of at least 18 credit hours in length with some course applicability into a related degree program.

(2)	Represents revenue from students participating in University of Phoenix certificate programs less than 18 hours in length, certificate programs with no applicability into a related degree program, single course and continuing education courses.

(3)	Represents revenues from IPD, CFP, Western International University (excluding associates degree students), Insight Schools, Apollo Global and other.

(4)	Represents individual students enrolled in a University of Phoenix degree program or Western International University associate’s degree program who attended a course during the quarter and did not graduate as of the end of the quarter. Degreed Enrollment for a quarter also includes any student who previously graduated from one degree program and started a new University of Phoenix degree program in the quarter (for example, a graduate of the associate’s degree program returns for a bachelor’s degree or a bachelor’s degree graduate returns for a master’s degree). In addition, Degreed Enrollment includes students participating in University of Phoenix certificate programs of at least 18 credit hours in length with some course applicability into a related degree program.

(5)	Represents any individual student enrolled in a University of Phoenix degree program who is a new student and started a course in the quarter, any individual student who previously graduated from one degree program and started a new degree program in the quarter (for example, a graduate of an associate’s degree program returns for a bachelor’s degree program, or a graduate of a bachelor’s degree program returns for a master’s degree), as well as any individual student who started a degree program in the quarter and had been out of attendance for greater than 12 months. In addition, New Degreed Enrollment includes students who in the quarter started participating in University of Phoenix certificate programs of at least 18 credit hours in length with some course applicability into a related degree program.

Unaudited Six Months of Fiscal 2009 Results of Operations
Consolidated net revenue for the six months ended February 28, 2009, was $1.8 billion, a 25.3% increase over comparable period of fiscal 2008. Contributing to this increase was a 19.4% increase in University of Phoenix’s average Degreed Enrollment during the six months ended February 28, 2009 as compared to the six months ended February 29, 2008.
The Company reported net income of $305.7 million, or $1.89 per share, (161.8 million weighted average diluted shares outstanding), and $107.8 million, or $0.63 per share, (169.9 million weighted average diluted shares outstanding) for the six months ended February 28, 2009, and February 29, 2008, respectively. Included in the fiscal 2008 results is a pre-tax charge of $168.4 million which represented an accrual for estimated damages stemming from an adverse jury verdict in a securities class action lawsuit. This charge was reversed during the fourth quarter of fiscal 2008, when the trial court vacated the earlier judgment. Before giving effect to the litigation charge, net income was $210.1 million, or $1.24 per share (169.9 million weighted average diluted shares outstanding), for the six months of fiscal 2008. (See the reconciliation of GAAP financial information to non-GAAP financial information in the tables section of this press release.)
Unaudited Balance Sheet
As of February 28, 2009, the Company’s cash, cash equivalents, and marketable securities, excluding restricted cash, totaled $908.8 million as compared to $511.5 million as of August 31, 2008. The increase is primarily attributable to cash generated from operations. Restricted cash and student deposits increased by approximately $114.2 million and $108.2 million since August 31, 2008, respectively. These increases were primarily due to increased student enrollment and to increases in Title IV funds available to students.
At February 28, 2009, accounts receivable declined to $194.0 million from $221.9 million at August 31, 2008. Excluding accounts receivable and the associated revenue for Apollo Global, the Company’s days sales outstanding (“DSO”) declined to 25 days at February 28, 2009 as compared to 30 days at February 29, 2008, and 29 days at August 31, 2008. The decrease in DSO is primarily due to improvements in processing time for the receipt of student financial aid as well as increased net revenue.
Total deferred revenue at February 28, 2009, increased to $247.5 million from $231.2 million at August 31, 2008. The increase is seasonal in nature and consistent with the Company’s enrollment growth.
Conference Call Information
The Company will hold a conference call to discuss these earnings results at 5:00 PM Eastern, 2:00 PM Phoenix time, today, Tuesday, March 31, 2009. The call may be accessed by dialing (877) 292-6888 (domestic) or (973) 200-3381 (international). The conference ID number is 88800757. A live webcast of this event may be accessed by visiting the Company’s website at www.apollogrp.edu. A replay of the call will be available on the website or at (706) 645-9291 (conf. ID # 88800757) until April 10, 2009.

About Apollo Group, Inc.
Apollo Group, Inc. has been an education provider for more than 30 years, providing academic access and opportunity to students through its subsidiaries, University of Phoenix, Institute for Professional Development, College for Financial Planning, Western International University, Meritus University, Insight Schools and Apollo Global. The Company’s distinctive educational programs and services are provided at the high school, undergraduate, graduate and doctoral levels in 40 states and the District of Columbia; Puerto Rico; Canada; Mexico; Chile; and the Netherlands, as well as online throughout the world (data as of February 28, 2009).
For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollogrp.edu.
Forward-Looking Safe Harbor
Statements in this press release regarding Apollo Group’s business outlook, future financial and operating results, future enrollment, and overall future strategy and plans, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors. For a discussion of the various factors that may cause actual results to differ materially from those projected, please refer to the risk factors and other disclosures contained in Apollo Group’s previously filed Form 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission.
-Tables to Follow-

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
	February 28,	August 31,
($ in thousands)	2009	2008
ASSETS:

Current assets
Cash and cash equivalents	$884,424	$483,195
Restricted cash and cash equivalents	498,387	384,155
Marketable securities, current portion	1,393	3,060
Accounts receivable, net	193,953	221,919
Deferred tax assets, current portion	55,656	55,434
Prepaid taxes	55,376	—
Other current assets	28,797	21,780

Total current assets	1,717,986	1,169,543
Property and equipment, net	457,528	439,135
Marketable securities, less current portion	23,001	25,204
Goodwill	88,261	85,968
Intangible assets, net	16,804	23,096
Deferred tax assets, less current portion	101,486	89,499
Other assets	29,218	27,967

Total assets	$2,434,284	$1,860,412

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities
Accounts payable	$67,756	$46,589
Accrued liabilities	121,784	121,200
Current portion of long-term liabilities	40,052	47,228
Income taxes payable	—	6,111
Student deposits	521,468	413,302
Deferred revenue	247,466	231,179

Total current liabilities	998,526	865,609
Deferred tax liabilities	1,943	2,743
Long-term liabilities, less current portion	158,749	145,895

Total liabilities	1,159,218	1,014,247

Commitments and contingencies

Minority interest	11,527	11,956

Shareholders’ equity
Preferred stock, no par value	—	—
Apollo Group Class A nonvoting common stock, no par value	103	103
Apollo Group Class B voting common stock, no par value	1	1
Additional paid-in capital	21,937	—
Apollo Group Class A treasury stock, at cost	(1,645,745)	(1,757,277)
Retained earnings	2,902,430	2,595,340
Accumulated other comprehensive loss	(15,187)	(3,958)

Total shareholders’ equity	1,263,539	834,209

Total liabilities and shareholders’ equity	$2,434,284	$1,860,412

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
(in thousands, except per share data)	2009	2008	2009	2008
Net revenue	$876,129	$693,643	$1,847,096	$1,474,317

Costs and expenses:
Instructional costs and services	373,290	327,723	750,586	661,011
Selling and promotional	225,711	201,705	454,296	378,614
General and administrative	71,100	55,011	129,321	106,292
Estimated securities litigation loss	—	168,400	—	168,400

Total costs and expenses	670,101	752,839	1,334,203	1,314,317

Income (loss) from operations	206,028	(59,196)	512,893	160,000
Interest income and other, net	1,977	8,059	3,493	17,708

Income (loss) before income taxes and minority interest	208,005	(51,137)	516,386	177,708
(Provision for) benefit from income taxes	(82,929)	19,098	(211,002)	(69,882)
Minority interest, net of tax	270	—	322	—

Net income (loss)	$125,346	$(32,039)	$305,706	$107,826

Earnings (loss) per share:
Basic income (loss) per share	$0.78	$(0.19)	$1.91	$0.64

Diluted income (loss) per share	$0.77	$(0.19)	$1.89	$0.63

Basic weighted average shares outstanding	160,153	168,005	159,643	167,521

Diluted weighted average shares outstanding	162,757	168,005	161,806	169,876

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	February 28,	February 29,
($ in thousands)	2009	2008
Cash flows provided by (used in) operating activities:
Net income	$305,706	$107,826
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	31,358	35,030
Excess tax benefits from share-based compensation	(11,181)	(17,674)
Depreciation and amortization	46,338	37,545
Amortization of deferred gain on sale-leaseback	(818)	(893)
Non-cash foreign currency losses, net	2,599	—
Provision for uncollectible accounts receivable	70,913	58,986
Estimated securities litigation loss	—	168,400
Minority interest, net of tax	(322)	—
Deferred income taxes	(12,583)	(71,977)
Changes in assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(48,272)	(26,288)
Other assets	(9,112)	(6,199)
Accounts payable and accrued liabilities	18,137	(21,072)
Income taxes payable	(51,953)	(20,796)
Student deposits	108,216	60,455
Deferred revenue	20,921	7,111
Other liabilities	5,696	(986)

Net cash provided by operating activities	475,643	309,468

Cash flows provided by (used in) investing activities:
Additions to property and equipment	(64,019)	(55,978)
Acquisitions, net of cash acquired	—	(47,055)
Purchase of marketable securities	—	(875,205)
Maturities of marketable securities	1,660	803,640
Collateralization of bond posted for securities litigation matter	—	(95,000)
Increase in restricted cash and cash equivalents	(114,232)	(63,046)

Net cash used in investing activities	(176,591)	(332,644)

Cash flows provided by (used in) financing activities:
Payments on borrowings	(15,498)	—
Proceeds from borrowings	13,620	—
Issuance of Apollo Group Class A common stock	96,486	79,023
Class A common stock purchased for treasury	(2,505)	—
Excess tax benefits from share-based compensation	11,181	17,674

Net cash provided by financing activities	103,284	96,697

Exchange rate effect on cash and cash equivalents	(1,107)	(870)

Net increase in cash and cash equivalents	401,229	72,651
Cash and cash equivalents, beginning of period	483,195	339,319

Cash and cash equivalents, end of period	$884,424	$411,970

Supplemental disclosure of cash flow information
Cash paid during the period for income taxes	$269,646	$162,709
Cash paid during the period for interest	$1,263	$658
Supplemental disclosure of non-cash investing and financing activities
Credits received for tenant improvements	$7,161	$6,000
Purchases of property and equipment included in accounts payable	$5,251	$4,614
Settlement and reclassification of liability awards	$—	$16,340
Restricted stock units vested and released	$7,362	$—
Unrealized loss on auction-rate securities	$2,203	$—

Apollo Group, Inc. and Subsidiaries
Detailed Expense Tables
(Unaudited)

	Three Months Ended
	February 28,	February 29,	% of Net Revenue
($ in millions)	2009	2008	2009	2008	% Change
Employee compensation and related expenses	$134.6	$119.7	15.4%	17.3%	12.4%
Faculty compensation	80.1	60.1	9.1%	8.7%	33.3%
Classroom lease expenses and depreciation	60.0	52.8	6.8%	7.6%	13.6%
Other instructional costs and services	47.8	42.6	5.5%	6.0%	12.2%
Bad debt expense	36.0	26.6	4.1%	3.8%	35.3%
Financial aid processing costs	10.1	19.2	1.2%	2.8%	(47.4%)
Share-based compensation	4.7	6.7	0.5%	1.0%	(29.9%)

Instructional costs and services	$373.3	$327.7	42.6%	47.2%	13.9%

	Three Months Ended
	February 28,	February 29,	% of Net Revenue
($ in millions)	2009	2008	2009	2008	% Change
Enrollment counselors’ compensation and related expenses	$112.0	$96.1	12.8%	13.9%	16.5%
Advertising	84.7	81.1	9.7%	11.7%	4.4%
Other selling and promotional expenses	27.4	23.2	3.1%	3.3%	18.1%
Share-based compensation	1.6	1.3	0.2%	0.2%	23.1%

Selling and promotional	$225.7	$201.7	25.8%	29.1%	11.9%

	Three Months Ended
	February 28,	February 29,	% of Net Revenue
($ in millions)	2009	2008	2009	2008	% Change
Employee compensation and related expenses	$27.7	$22.9	3.2%	3.3%	21.0%
Share-based compensation	10.0	12.1	1.1%	1.7%	(17.4%)
Legal, audit, and corporate insurance	7.6	4.5	0.9%	0.6%	68.9%
Administrative space and depreciation	7.6	5.9	0.9%	0.9%	28.8%
Other general and administrative expenses	18.2	9.6	2.0%	1.4%	89.6%

General and administrative	$71.1	$55.0	8.1%	7.9%	29.3%

Apollo Group, Inc. and Subsidiaries
Detailed Expense Tables
(Unaudited)

	Six Months Ended
	February 28,	February 29,	% of Net Revenue
($ in millions)	2009	2008	2009	2008	% Change
Employee compensation and related expenses	$268.1	$233.5	14.5%	15.8%	14.8%
Faculty compensation	167.8	125.8	9.1%	8.5%	33.4%
Classroom lease expenses and depreciation	119.5	104.8	6.5%	7.1%	14.0%
Other instructional costs and services	95.3	87.3	5.1%	6.0%	9.2%
Bad debt expense	70.9	59.0	3.8%	4.0%	20.2%
Financial aid processing costs	20.3	38.8	1.1%	2.6%	(47.7%)
Share-based compensation	8.7	11.8	0.5%	0.8%	(26.3%)

Instructional costs and services	$750.6	$661.0	40.6%	44.8%	13.6%

	Six Months Ended
	February 28,	February 29,	% of Net Revenue
($ in millions)	2009	2008	2009	2008	% Change
Enrollment counselors’ compensation and related expenses	$224.0	$185.1	12.1%	12.6%	21.0%
Advertising	172.6	152.2	9.3%	10.3%	13.4%
Other selling and promotional expenses	54.6	39.3	3.0%	2.7%	38.9%
Share-based compensation	3.1	2.0	0.2%	0.1%	55.0%

Selling and promotional	$454.3	$378.6	24.6%	25.7%	20.0%

	Six Months Ended
	February 28,	February 29,	% of Net Revenue
($ in millions)	2009	2008	2009	2008	% Change
Employee compensation and related expenses	$53.7	$42.8	2.9%	2.9%	25.5%
Share-based compensation	19.6	21.2	1.1%	1.4%	(7.5%)
Legal, audit, and corporate insurance	12.6	10.2	0.7%	0.7%	23.5%
Administrative space and depreciation	14.8	11.8	0.8%	0.8%	25.4%
Other general and administrative expenses	28.6	20.3	1.5%	1.4%	40.9%

General and administrative	$129.3	$106.3	7.0%	7.2%	21.6%

Reconciliation of GAAP financial information to non-GAAP financial information

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
(in millions, except per share data)	2009	2008	2009	2008
Net income (loss) as reported	$125.3	$(32.0)	$305.7	$107.8

Reconciling items:
Estimated securities litigation loss(1)	—	168.4	—	168.4

	—	168.4	—	168.4
Less: tax effects	—	(66.1)	—	(66.1)

	—	102.3	—	102.3

Net income adjusted to exclude special items	$125.3	$70.3	$305.7	$210.1

Diluted income per share adjusted to exclude special items	$0.77	$0.41	$1.89	$1.24

Diluted weighted average shares outstanding(2)	162.8	170.4	161.8	169.9

(1)	Charge associated with the securities litigation matter, subsequently reversed in the fourth quarter of fiscal 2008 when the trial court vacated the judgment.

(2)	Diluted weighted average shares outstanding for the second quarter of 2008 include the dilutive effects of 2,273,000 stock options and 169,000 restricted stock units that are not reflected in the comparable number on an as reported (GAAP) basis due to their antidilutive effect on the Company’s net loss.
Investor Relations Contacts:
Allyson Pooley ~ (312) 660-2025 ~ allyson.pooley@apollogrp.edu / Janess Pasinski ~ (602) 557-1719 ~ janess.pasinski@apollogrp.edu
Media Contact:
Wendy Paul ~ (866) 222-8910 ~ wendy.paul@phoenix.edu